UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2021

Crawford United Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

2021 Annual Meeting Date

The Board of Directors (the “Board”) of Crawford United Corporation (the “Company”) has determined that the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) will be held on May 25, 2021. Holders of record of the Company’s Class A and Class B common shares at the close of business on April 9, 2021 will be entitled to notice of, and to vote at, the meeting. While the expected date of the 2021 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”), because the Company is advancing the date of the meeting, the deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2021 Annual Meeting remains the same as was specified in the Company’s proxy materials for the 2020 Annual Meeting.

In addition, the Company may use its discretion in voting shares by proxy with respect to matters proposed at the 2021 Annual Meeting that are not included in the Company’s proxy materials for the 2021 Annual Meeting, unless the Company receives notice of such matters prior to April 9, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: April 1, 2021	/s/ John P. Daly
Name: John P. Daly
Its: Vice President and Chief Financial Officer